Exhibit 10.4
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                   Form of Employment Agreement for Executives

                          BROOKDALE SENIOR LIVING INC.
                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 12th day of May, 2006 by and between Brookdale Senior Living Inc., a Delaware corporation (the "Company"), and [_________________] ("Executive"). Where the context permits, references to "the Company" shall include the Company and any successor of the Company.

                              W I T N E S S E T H:

         WHEREAS, concurrently with the execution of this Agreement, the Company, Beta Merger Sub Corporation and American Retirement Corporation ("ARC") are entering into an Agreement and Plan of Merger dated as of May 12, 2006 (the "Merger Agreement"); and

         WHEREAS, the Executive is currently employed by ARC;

         WHEREAS, the Company desires to secure the services of the Executive from and after the "Closing Date" of the "Merger" (as such terms are defined in the Merger Agreement); and

         WHEREAS, Executive desires to provide such services.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, together with other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

         1. SERVICES AND DUTIES. Subject to Section 6 hereof, from and after the Closing Date of the Merger (which shall be the "Effective Date" of this Agreement), Executive shall be employed by the Company in the capacity of Executive Vice President, or similar capacity; in such capacity Executive shall report directly to the Company's Co-Chief Executive Officers. The principal location of Executive's employment with the Company shall be the same as the Executive's current principal location of employment with ARC, although Executive understands and agrees that Executive may be required to travel from time to time for business reasons. Executive shall be a full-time employee of the Company and shall dedicate all of Executive's working time to the Company and shall have no other employment and no other business ventures which are undisclosed to the Company or which conflict with Executive's duties under this Agreement. Executive will perform such duties as are required by the Company from time to time and normally associated with Executive's position, together with such additional duties, commensurate with Executive's position, as may be assigned to Executive from time to time by the Co-Chief Executive Officers. Notwithstanding the foregoing, nothing herein shall prohibit Executive from (i) engaging in personal investment activities for the Executive and the Executive's family that do not give rise to any conflict of interests with the Company or its affiliates, (ii) subject to prior approval of the Company's Board of Directors (the "Board"), accepting directorships unrelated to the Company that do not give rise to any conflict of interests with the Company or its affiliates and (iii) engaging in charitable and civic activities, so long as such outside interests do not interfere with the performance of the Executive's duties hereunder. The Company acknowledges and approves the current activities of Executive as set forth on Schedule 1 hereto.

         2.       TERM AND WAIVER.

                  (a) Term. Subject to Section 6 hereof, Executive's employment under the terms and conditions of this Agreement will commence on the Effective Date. The term of this Agreement (the "Term") shall consist of the Initial Term and a maximum of two (2) Renewal Terms which, in any case, may be earlier terminated pursuant to Section 5; provided, that in no event shall the Term extend beyond December 31, 2011. The initial term of this Agreement (the "Initial Term") shall commence on the Effective Date and end on December 31, 2009. The Initial Term shall automatically renew for up to two (2) additional one (1)-year periods (each such one-year period, a "Renewal Term") unless either party delivers to the other party at least ninety (90) days prior to the end of the Initial Term or the first Renewal Term a written notice indicating that it intends not to extend the Term hereof. The delivery by the Company to Executive of written notice indicating that it intends not to extend the Term as provided in this Section 2 prior to the expiration of the Initial Term or the expiration of the first Renewal Term (i.e., so that the Term would end before December 31, 2011) shall constitute "Good Reason" (as defined below) for purposes of this Agreement. However, the delivery by the Company pursuant to this Section 2 of a notice not to extend the Term shall not be deemed a termination of Executive's employment by the Company without Cause for purposes of this Agreement. If the Term expires on December 31, 2011, and Executive is employed by the Company thereafter, such employment shall be "at-will" and this Agreement will be of no further force and effect. Expiration of the Term upon December 31, 2011, shall not be considered a termination of employment entitling Executive to severance pay or benefits under Section 5(b) or 5(c) hereof.

                  (b) Waiver. The Executive hereby waives any right which he might otherwise have, now or in the future, to have the transactions contemplated in the Merger Agreement treated as a Change in Control, Potential Change in Control, or any similar term with respect to him under any ARC compensation or benefit plan, program, agreement or arrangement, other than the ARC 1997 Stock Incentive Plan and award agreements entered into thereunder. Without intending to limit the application of such waiver in any way, the parties hereto agree and acknowledge that the waiver applies to the Amended and Restated Executive Change in Control Severance Benefits Plan and the Executive waives the right to benefit from any provision thereof, including, without limitation, any right to reimbursement for any excise tax incurred under Section 4999 of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

         3.       COMPENSATION.

                  (a) Base Salary. In consideration of Executive's full and faithful satisfaction of Executive's duties under this Agreement, the Company agrees to pay to Executive a salary in the amount of [____________________] dollars ($[_______]) per annum (the "Base Salary"), payable in such installments as the Company pays its similarly placed employees (but not less frequently than each calendar month), subject to usual and customary deductions for withholding taxes and similar charges, and customary employee contributions to health, welfare and retirement programs in which Executive is enrolled. The Base Salary shall be reviewed on an annual basis in accordance with Executive's annual performance evaluation and adjusted at the Company's sole discretion; provided, however, in no event shall the Base Salary be reduced without Executive's approval.

                  (b) Bonus Compensation. In addition to any salary payable pursuant to Section 3(a) above, for the first fiscal year of the Company commencing after the Effective Date, Executive shall be eligible to receive in respect of such fiscal year a bonus (the "Bonus"), based on the achievement, as determined by the Board in its sole discretion, of certain performance standards as agreed to by Executive and the Board, with a target Bonus of [________________] dollars ($[_________]) (the "Target Bonus"), payable in a combination of 50% cash and 50% vested shares of common stock of the Company ("Common Stock") (the stock portion of any such Bonus, the "Bonus Stock Grant"). The number of shares comprising any Bonus Stock Grant shall be determined by dividing the applicable portion of the Bonus being awarded in Common Stock by the fair market value (as determined by the Board in good faith) of the Common Stock on the date of grant. Any Bonus Stock Grant described in this Section may be separately granted pursuant to the terms of a stock agreement, and this
Section is not intended to duplicate such grant.

In addition to any salary payable pursuant to Section 3(a) above, for each succeeding fiscal year of the Company Executive shall also be eligible to receive an annual bonus, based on achievement of certain performance standards, as determined by the Board in its sole discretion, payable in a combination of cash and vested shares of Common Stock, as determined by the Board in its sole discretion, and to the extent permitted by law and applicable stock exchange listing requirements; provided, however, that to the extent that any amount of such annual bonus exceeds the Target Bonus, such excess amount may be paid in the form of unvested Common Stock, as determined by the Board in its sole discretion.

For calendar year 2006, Executive's bonus will be calculated according to the 2006 bonus formula of ARC in effect prior to the consummation of the Merger, as adjusted as mutually agreed-upon by the Company and the former Chief Executive Officer of ARC to give effect to the impact of the Merger (the "2006 Bonus").

         The cash portion of each Bonus, the 2006 Bonus and any other annual bonus shall be paid to Executive within a reasonable time after the end of the fiscal year, but in no event later than thirty (30) days (the "Outside Payment Date") following completion of the Company's audit for the applicable fiscal year, which the Company shall endeavor in good faith to complete within three months of the last day of the applicable fiscal year; provided, however, that the Outside Payment Date may not be later than the later of (i) two and one-half (2-1/2) months after the end of the applicable fiscal year; and (ii) two and one- half (2-1/2) months after the end of the calendar year; and the stock grant portion, if any, of each Bonus shall be made on such date as the Board determines in its discretion, though no later than the applicable Outside Payment Date. Notwithstanding anything to the contrary contained herein, no Bonus in respect of any fiscal year of the Company will be due to Executive unless Executive is employed by the Company on the last day of the fiscal year in respect of which the Bonus is awarded.

                  (c) Initial Restricted Stock Grant. As soon as practicable after the Executive's purchase of shares of Common Stock pursuant to Section 6 hereof, the Company shall cause the Executive to be granted a number of shares of Common Stock equal to the number of such shares the Executive has acquired pursuant to Section 6 hereof. The grant shall be pursuant to the terms of, and subject to the restrictions set forth in, a separate stock agreement (the "Initial Restricted Stock Grant") under the Company's Omnibus Stock Incentive Plan. Seventy percent (70%) of the restricted shares subject to the Initial Restricted Stock Grant shall vest upon the attainment of performance goals (the "Performance-Vesting Shares"). Thirty percent (30%) of the restricted shares subject to the Initial Restricted Stock Grant shall vest based upon continued employment (the "Time-Vesting Shares"). This Section 3(c) is not intended to duplicate the Initial Restricted Stock Grant, which shall substantially incorporate the following terms and conditions and the terms and conditions set forth on Exhibit A hereto (Exhibit A's terms and conditions also being incorporated in this Employment Agreement):

              As to Performance-Vesting Shares:
              ---------------------------------

              o The first vesting date for the Performance-Vesting Shares shall be December 31, 2008. Up to fifty percent (50%) of the Performance-Vesting Shares may vest on that date, depending on the degree to which a performance goal based on the cash earnings of the Company during the fourth quarter of the preceding fiscal year, 2007, has been met, in accordance with the schedule set forth on Exhibit B hereto. Any of such shares which do not vest on the first vesting date shall not be forfeited, but shall remain subject to the terms and conditions of the Initial Restricted Stock Grant.

              o The second vesting date for the Performance-Vesting Shares shall be December 31, 2009. Up to hundred percent (100%) of the Performance-Vesting Shares still subject to the Initial Restricted Stock Grant (including shares which failed to vest at the first vesting date) may vest on the second vesting date, depending on the degree to which a performance goal based on the cash earnings of the Company during the fourth quarter of the preceding fiscal year, 2008, has been met, in accordance with the schedule set forth on Exhibit B hereto. Any of such shares which do not vest on the second vesting date shall be forfeited.

              o If the Executive's employment shall be terminated by the Company without Cause or by the Executive for Good Reason at any time prior to the second vesting date, the shares of Common Stock subject to the Initial Restricted Stock Grant at the time of such termination shall remain subject to the Initial Restricted Stock Grant until the vesting date which immediately follows such termination. Upon such vesting date the same number of shares shall vest as would have vested if the Executive had remained employed by the Company on such vesting date. If the Executive's employment terminates for any other reason while shares of Common Stock remain subject to the terms and conditions of the Initial Restricted Stock Grant, all such shares shall be forfeited at such termination.

               As to Time-Vesting Shares:
               --------------------------

              o Subject to the Executive's continuing to be employed by the Company on the relevant vesting date, one-third (1/3) of the Time-Vesting Shares shall vest on each of the following three vesting dates: December 31, 2007, December 31, 2008, and December 31, 2009; provided that, upon the occurrence of a Change of Control, 100% of the Time-Vesting Shares that are not vested at that time shall immediately vest.

              o If the Executive's employment shall be terminated by the Company without Cause or by the Executive with Good Reason at any time prior to December 31, 2007, one-third of the Time-Vesting Shares remaining subject to the Initial Restricted Stock Grant shall vest and any remaining Time-Vesting Shares shall be immediately forfeited. If the Executive's employment is so terminated after December 31, 2007, and prior to December 31, 2008, one-half of the Time-Vesting Shares remaining subject to the Initial Restricted Stock Grant shall vest and any remaining Time-Vesting Shares shall be immediately forfeited. If the Executive's employment is so terminated after December 31, 2008, and prior to December 31, 2009, all of the Time-Vesting Shares remaining subject to the Initial Restricted Stock Grant shall vest. If the Executive's employment terminates for any other reason while Time-Vesting Shares remain subject to the terms and conditions of the Initial Restricted Stock Grant, all such shares shall be forfeited at such termination.

              As to all Shares subject to the Initial Restricted Stock Grant:
              ---------------------------------------------------------------

              o With respect to all shares of Common Stock subject to the Initial Restricted Stock Grant, the Executive shall be entitled to receive, and retain, all ordinary and extraordinary cash and stock dividends which may be declared on the Company's Common Stock after the date of grant and before any forfeiture thereof (regardless of whether a share later vests or is forfeited).

              o All shares of Common Stock which vest under the Initial Restricted Stock Grant shall be subject to the Company's general policies regarding the sale of Common Stock by executives in effect from time to time.

During his employment with the Company, the Executive shall be eligible to receive grants under the Company's Omnibus Stock Incentive Plan.

                  (d) Withholding. All taxable compensation payable to Executive pursuant to this Section 3 or otherwise pursuant to this Agreement shall be subject to customary withholding taxes and such other excise or employment taxes as are required under Federal law or the law of any state or governmental body to be collected with respect to compensation paid by the Company to an employee.

         4.       BENEFITS AND PERQUISITES.

                  (a) Retirement and Welfare Benefits. During the Term, Executive will be entitled to all the usual benefits offered to employees at Executive's level, including sick time, participation in the Company's medical, dental and insurance programs, as well as the ability to participate in the Company's 401(k) retirement savings plan, subject to the applicable limitations and requirements imposed by the terms of such benefit plans, in each case in accordance with the terms of such plans as from time to time in effect. Nothing in this Section 4, however, shall require the Company to maintain any benefit plan or provide any type or level of benefits to its employees, including Executive.

                  (b) Life Insurance. During the Term, the Company will provide Executive with basic life insurance benefits, calculated based on one-and-one-half (1 1/2) times Executive's annual base salary being paid to the Executive by ARC immediately prior to the Executive's entering into this Agreement, up to a maximum of $550,000, at no cost to Executive.

                  (c) Vacation/Paid Time Off. Notwithstanding anything to the contrary in the Company's vacation or paid time off ("PTO") policies, for each calendar year starting with 2007, Executive shall be entitled to four (4) weeks (20 business days) vacation and paid time off under the Company's "PTO" plan for each calendar year, and in the event Executive does not utilize all such four
(4) weeks during any calendar year, (a) Executive shall be paid for up to two
(2) weeks (10 business days) of such unused vacation/PTO at a weekly rate equal to the then applicable Base Salary divided by 52, and (b) the remaining unused days of vacation/PTO shall be deemed forfeited at the end of such calendar year.

                  (d) Reimbursement of Expenses. The Company shall reimburse Executive for any expenses reasonably and necessarily incurred by Executive in furtherance of Executive's duties hereunder, including travel, meals and accommodations, upon submission by Executive of vouchers or receipts and in compliance with such rules and policies relating thereto as the Company may from time to time adopt.

         5. TERMINATION. Executive's employment shall be terminated at the earliest to occur of the following: (i) at the end of the Term unless Executive agrees to continue working for the Company, (ii) the date on which the Board delivers written notice that Executive is being terminated for Disability (as defined below), or (iii) the date of Executive's death. In addition, Executive's employment with the Company (or its successors) may be terminated (i) by the Company for "Cause" (as defined below), effective on the date on which a written notice to such effect is delivered to Executive; (ii) by the Company at any time without Cause, effective on the date on which a written notice to such effect is delivered to Executive or such other date as is reasonably designated by the Company; (iii) by Executive for "Good Reason" (as defined below) effective thirty-one (31) days following the date on which a written notice to such effect is delivered to the Company, or (iv) by Executive at any time, effective fourteen (14) days following the date on which a written notice to such effect is delivered to the Company (or its successors).

                  (a) For Cause Termination. If Executive's employment with the Company is terminated by the Company (or its successors) for Cause, Executive shall not be entitled to any further compensation or benefits other than accrued but unpaid Base Salary (payable as provided in Section 3(a)) and accrued and unused vacation pay through the date of such termination (collectively, the "Accrued Benefits"). If the definition of "Cause" set forth below conflicts with such definition in any stock incentive plan or agreement of the Company or any of its affiliates, the definition set forth herein shall control.

                  (b) Termination by Company without Cause or by Executive for Good Reason. (i) If Executive's employment is terminated by the Company (or its successors) other than for Cause or by Executive for Good Reason prior to the end of the Term hereof and not within twelve (12) months following a "Change of Control" (as defined below), then Executive shall be entitled to, upon Executive's providing the Company with a signed release of claims in a form adopted by the Company's Board of Directors from time to time and subject to Executive's continued compliance with the provisions of any restrictive covenants in any other agreement or agreements between Executive and the Company or to which Executive is a party, including, without limitation, any restricted stock agreement between the Company and Executive: (A) the Accrued Benefits, (B) an amount equal to six (6) months Base Salary payable in the same manner as provided under Section 3(a), and (C) continuation of Executive's coverage under the Company's medical plan until the earlier of (x) the date the Executive becomes eligible for the medical benefits program of a new employer or (y) the six-(6)-month anniversary of the date of such termination.

         (ii) In the event of a Change of Control and termination of the Executive's employment by the Company (or its successor) without Cause or by Executive for Good Reason within twelve (12) months following such Change of Control, then Executive shall be entitled to, upon Executive's providing the Company with a signed release of claims in a form adopted by the Company's Board of Directors from time to time and subject to Executive's continued compliance with the provisions of any restrictive covenants in any other agreement or agreements between Executive and the Company or to which Executive is a party:
(A) the Accrued Benefits, (B) an amount equal to twelve (12) months Base Salary (at the rate in effect at the date of such termination, or if higher, immediately prior to the Change of Control) payable in the same manner as provided under Section 3(a), and (C) continuation of Executive's coverage under the Company's medical plan or comparable medical plans to be paid by the Company until the earlier of (x) the date Executive becomes eligible for the medical benefits program of a new employer or (y) the twelve-(12)-month anniversary of the date of such termination.

                  (c) Death, Disability or Termination for other than Good Reason. If Executive's employment is terminated by Executive for other than Good Reason prior to the end of the Term, Executive shall not be entitled to receive any further compensation or benefits under this Agreement or otherwise other than the Accrued Benefits. If Executive's employment is terminated by reason of Executive's death, or Disability prior to the end of the Term, in lieu of any other payments or benefits, upon Executive's (or Executive's estate, as applicable) providing the Company with a signed release of claims in a form adopted by the Company's Board of Directors from time to time, Executive (or Executive's beneficiary or estate, as applicable) shall be entitled to (i) the Accrued Benefits, (ii) receipt of a monthly payment equal to the Executive's then applicable annual Base Salary on the date of death or on the date of termination for Disability divided by twelve (such monthly payment, the "Monthly Severance Payment") payable for twelve (12) months following such date (the "Benefits Period"), which Monthly Severance Payment shall be paid to the Executive, or the Executive's beneficiary or estate, as applicable, and (iii) in the case of termination due to Disability, continuation, at the Company's expense, of the Executive's coverage in any group health plan (which may be provided by payment of COBRA continuation coverage premiums), life insurance, long term disability and other employee benefit plans or programs, to the extent permissible under the terms of such plans or law until the end of the Benefits Period.

                  (d) Definitions. For purposes of this Agreement:

                  "Affiliate" means an affiliate of the Company (or other referenced entity, as the case may be) as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

                  "Beneficial Owner" (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

                  "Cause" means (i) conviction of, or guilty plea concerning or confession of any felony, (ii) any act of dishonesty committed by Executive in connection with the Company's or its subsidiaries' business, (iii) any material breach by Executive of this Agreement, after written notice thereof from the Board is given in writing and such breach is not cured to the satisfaction of the Company within a reasonable period of time (not greater than 30 days) under the circumstances; (iv) any material breach of any reasonable and lawful rule or directive of the Company; (v) the gross or willful neglect of duties or gross misconduct by Executive; and (vi) the habitual use of drugs or habitual, excessive use of alcohol to the extent that any of such uses in the Board's good faith determination materially interferes with the performance of Executive's duties under this Agreement.

                  "Change of Control" shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:

         (i) any Person other than any Permitted Transferee is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or any of its affiliates as defined in Rule 12b-2 promulgated under Section 12 of the Securities Exchange Act of 1934, as amended, the "Exchange Act" ) representing 50% or more of the combined voting power of the Company's then outstanding securities; or

         (ii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or

         (iii) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than (a) a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (b) a sale or disposition of all or substantially all of the Company's assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions. As used in the foregoing definition of "Change of Control", the term "Company" shall not include any successor of the Company.

                  "Disability" means, as determined by the Board of Directors in good faith, Executive's inability, due to disability or incapacity, to perform all of the Executive's duties hereunder on a full-time basis for (i) periods aggregating one hundred eighty (180) days, whether or not continuous, in any continuous period of three hundred and sixty five (365) days or, (ii) where Executive's absence is adversely affecting the performance of the Company in a significant manner, periods greater than ninety (90) days and Executive is unable to resume Executive's duties on a full time basis within ten (10) days of receipt of written notice of the Board's determination under this clause (ii).

                  "Good Reason" means either (i) the occurrence, without the express prior written consent of Executive, of any of the following circumstances, unless such circumstances are fully corrected by the Company within thirty (30) days following written notification by Executive (which written notice must be delivered within thirty (30) days of Executive's becoming aware of the occurrence of such circumstances) that the Executive intends to terminate the Executive's employment for one of the reasons set forth below: (A) the failure by the Company to pay to Executive any portion of Executive's Base Salary or Bonus within thirty (30) days of the date such compensation is due, or (B) the relocation of Executive's principal office at the Company to a location outside a fifty (50) mile radius from the Executive's present principal office location with ARC; or (C) Executive is assigned duties, compensation or responsibilities that are materially and significantly reduced with respect to the scope or nature of the duties, compensation and/or responsibilities associated with the Executive's position as of immediately after the Effective Date and, within ten (10) days following written notice by Executive to the Company of Executive's objection to such reduction, the Company fails to reinstate the Executive's duties, compensation and/or responsibilities so reduced; or (ii) the delivery by the Company to Executive of written notice indicating that it intends not to extend the Term hereof pursuant to Section 2 hereof. Notwithstanding the foregoing, a termination by Executive for "Good Reason" shall not be deemed to have occurred by virtue of changes in Executive's duties, benefits and responsibilities resulting upon (or shortly thereafter) the consummation of any transaction or series of integrated transactions immediately following which the holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

                  "Permitted Transferee" shall mean, (i) any Affiliate ( a "FIG Affiliate") of Fortress Investment Group LLC, a Delaware limited liability company ("FIG"), (ii) any managing director, general partner, director, limited partner, officer or employee of any FIG Affiliate,
         (iii) any investment fund managed directly or indirectly by FIG or any of its Affiliates (a "FIG Fund"), or (iv) any general partner, limited partner, managing member or person occupying a similar role of or with respect to any FIG Fund.

                  "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company, its Affiliates or any of their respective subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

                  (e) Resignation as Officer or Director. Upon the termination of employment for any reason, Executive shall resign each position (if any) that Executive then holds as an officer or director of the Company or any of its subsidiaries.

                  (f) Section 409A. To the extent required to comply with
Section 409A of the Code, as determined by Executive's counsel, if requested by the Executive, one or more payments under this Section 5 of this Agreement shall be delayed to the six-month anniversary of the date of Executive's separation from service, within the meaning of Section 409A of the Code. In addition, if and to the extent required to prevent a violation of Section 409A of the Code as determined by the Executive's counsel, if requested by the Executive, the Executive will pay the entire cost of any health insurance benefits provided under Section 5 of this Agreement for the first six (6) months after the effective date of the termination, and the Company will reimburse the Executive for the Company's share of such costs as provided in this Agreement on the six-month anniversary of the Executive's "separation from service" as defined in
Section 409A of the Code.

         6. EXECUTIVE'S INVESTMENT OBLIGATION. Notwithstanding any other provision of this Agreement, this Agreement shall not become effective and shall be null and void ab initio, unless, as of the Effective Date, the Executive invests the sum of $__________ in shares of Common Stock, at a price of $38.07 per share. The number of shares of Common Stock to be so acquired shall be determined by dividing the investment amount by the above-stated price per share of Common Stock, and rounding down to the nearest whole number. The shares so purchased (the "Purchased Shares") shall be subject to an eighteen-(18)-month "Holding Period" described on Exhibit C hereto and shall at all times be subject to the Company's general policies regarding sale of Common Stock by executives then in effect.

         7. ASSIGNMENT. This Agreement, and all of the terms and conditions hereof, shall bind the Company and its successors and assigns and shall bind Executive and Executive's heirs, executors and administrators. No transfer or assignment of this Agreement shall release the Company from any obligation to Executive hereunder. Neither this Agreement, nor any of the Company's rights or obligations hereunder, may be assigned or otherwise subject to hypothecation by Executive. The Company may assign the rights and obligations of the Company hereunder, in whole or in part, to any of the Company's subsidiaries, affiliates or parent corporations, or to any other successor or assign in connection with the sale of all or substantially all of the Company's assets or stock or in connection with any merger, acquisition and/or reorganization, provided the assignee assumes the obligations of the Company hereunder.

         8.       GENERAL.

                  (a) Notices. Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of one business day following personal delivery (including personal delivery by telecopy or telex), or the third business day after mailing by first class mail to the recipient at the address indicated below:

                  To the Company:

                  General Counsel
                  Brookdale Senior Living Inc.
                  330 North Wabash Avenue
                  Suite 1400
                  Chicago, IL 60611

                  To Executive:

                  [________________]
                  _________________
                  _________________

or to such other address or to the attention of such other person as the recipient party will have specified by prior written notice to the sending party.

                  (b) Severability. Any provision of this Agreement which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this paragraph be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable.

                  (c) Entire Agreement. This document together with all restrictive covenants in any and all agreements between Executive and the Company or to which Executive is a party, constitute the final, complete, and exclusive embodiment of the entire agreement and understanding between the parties related to the subject matter hereof and supersedes and preempts any prior or contemporaneous understandings, agreements, or representations by or between the parties, written or oral.

                  (d) Counterparts. This Agreement may be executed on separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same agreement.

                  (e) Amendments. No amendments or other modifications to this Agreement may be made except by a writing signed by all parties. No amendment or waiver of this Agreement requires the consent of any individual, partnership, corporation or other entity not a party to this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any third person any rights or remedies under or by reason of this Agreement.

                  (f) Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the laws of the State of Illinois without giving effect to principles of conflicts of law of such state.

                  (g) Survivorship. The provisions of this Agreement necessary to carry out the intention of the parties as expressed herein shall survive the termination or expiration of this Agreement.

                  (h) Waiver. The waiver by either party of the other party's prompt and complete performance, or breach or violation, of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation, and the failure by any party hereto to exercise any right or remedy which it may possess hereunder shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation. No waiver shall be deemed to have occurred unless set forth in a writing executed by or on behalf of the waiving party. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

                  (i) Captions. The captions of this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision hereof.

                  (j) Construction. The parties acknowledge that this Agreement is the result of arm's-length negotiations between sophisticated parties, each afforded representation by legal counsel. Each and every provision of this Agreement shall be construed as though both parties participated equally in the drafting of the same, and any rule of construction that a document shall be construed against the drafting party shall not be applicable to this Agreement.

                  (k) Arbitration. Except as necessary for the Company and its subsidiaries, affiliates, successors or assigns or Executive to specifically enforce or enjoin a breach of this Agreement (to the extent such remedies are otherwise available), the parties agree that any and all disputes that may arise in connection with, arising out of or relating to this Agreement, or any dispute that relates in any way, in whole or in part, to Executive's services on behalf of the Company or any subsidiary, the termination of such services or any other dispute by and between the parties or their subsidiaries, affiliates, successors or assigns, shall be submitted to binding arbitration in Chicago, Illinois according to the National Employment Dispute Resolution Rules and procedures of the American Arbitration Association. The parties agree that each party shall bear its or his own expenses incurred in connection with any such dispute. This arbitration obligation extends to any and all claims that may arise by and between the parties or their subsidiaries, affiliates, successors or assigns, and expressly extends to, without limitation, claims or causes of action for wrongful termination, impairment of ability to compete in the open labor market, breach of an express or implied contract, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, fraud, misrepresentation, defamation, slander, infliction of emotional distress, disability, loss of future earnings, and claims under the United States Constitution, and applicable state and federal fair employment laws, federal and state equal employment opportunity laws, and federal and state labor statutes and regulations, including, but not limited to, the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, as amended, the Americans With Disabilities Act of 1990, as amended, the Rehabilitation Act of 1973, as amended, the Employee Retirement Income Security Act of 1974, as amended, the Age Discrimination in Employment Act of 1967, as amended, and any other state or federal law.

          9. EXECUTIVE REPRESENTATION AND ACCEPTANCE. By signing this Agreement, Executive hereby represents that Executive is not currently under any contractual obligation to work for another employer and that Executive is not restricted by any agreement or arrangement from entering into this Agreement and performing Executive's duties hereunder.

          IN WITNESS WHEREOF AND INTENDING TO BE LEGALLY BOUND THEREBY, the parties hereto have executed and delivered this Agreement as of the year and date first above written.

                                    BROOKDALE SENIOR LIVING INC.

                                    By: __________________________________
                                        Name:
                                        Title:



                                    EXECUTIVE

                                    _____________________________________
                                    [__________________________]